Exhibit 21

Subsidiaries of the Registrant

1.	Bank of the Ozarks, an Arkansas state chartered bank.

2.	Ozark Capital Statutory Trust II, a Connecticut business trust.

3.	Ozark Capital Statutory Trust III, a Delaware business trust.

4.	Ozark Capital Statutory Trust IV, a Delaware business trust.

5.	Ozark Capital Statutory Trust V, a Delaware business trust.

6.	The Highlands Group, Inc., an Arkansas corporate subsidiary of Bank of the Ozarks.

7.	Arlington Park, LLC, a 50% owned Arkansas LLC subsidiary of The Highlands Group, Inc.

8.	BOTO, LLC, a 100% owned Arkansas LLC subsidiary of Bank of the Ozarks.

9.	ASMSA Investment Fund LLC, a 99% owned Delaware subsidiary of Bank of the Ozarks.

10.	Open Avenues Investment Fund LLC, a 99% owned Delaware subsidiary of Bank of the Ozarks.

11.	BOTO FL Properties LLC, a 100% owned Florida subsidiary of Bank of the Ozarks.

12.	PAB State Credits LLC, a 100% owned Georgia subsidiary of Bank of the Ozarks.

13.	FCB Properties LLC, a 100% owned Georgia subsidiary of Bank of the Ozarks.

14.	BOTO NC Properties, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks.

15.	BOTO GA Properties, LLC, a 100% owned Georgia subsidiary of Bank of the Ozarks.

16.	BOTO-AR Properties, LLC, a 100% owned Arkansas subsidiary of Bank of the Ozarks.

17.	FNB Insurance Agency, Inc., a 100% owned North Carolina subsidiary of Bank of the Ozarks.

18.	Carolina Foothills Properties, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks.

19.	Carolina Foothills Properties Group I, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks.

20.	Carolina Foothills Properties Group II, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks.

21.	Carolina Foothills Properties Group III, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks.

22.	BOTO SC Properties, LLC, a 100% owned South Carolina subsidiary of Bank of the Ozarks.

23.	Omnibank Center Business Condominium Owners Association, Inc., a 75.2% owned Texas subsidiary of Bank of the Ozarks.

24.	Summit Real Estate Investments, Inc., a 100% owned Arkansas subsidiary of Bank of the Ozarks.

25.	Intervest Statutory Trust II, a Connecticut business trust

26.	Intervest Statutory Trust III, a Connecticut business trust

27.	Intervest Statutory Trust IV, a Delaware business trust

28.	Intervest Statutory Trust V, a Delaware business trust

29.	Arlington Oaks I, LLC, a 100% owned Florida subsidiary of Arlington Oaks II, LLC

30.	Arlington Oaks II, LLC, a 100% owned Florida subsidiary of Bank of the Ozarks